For Immediate Release
MGP Ingredients Welcomes Tom Pigott as Chief Financial Officer

ATCHISON, Kan., Sept. 3, 2015—MGP Ingredients, Inc. (Nasdaq:MGPI), a leading supplier of premium distilled spirits and specialty wheat proteins and starches, today announced that Tom Pigott, 50, will join the company as vice president of finance and chief financial officer, effective September 14. Pigott brings an extensive background in finance and operations to MGP with over 25 years of proven experience driving profitable growth at consumer products companies.
"We believe Tom's broad experience in the consumer products sector and his significant finance, strategic planning and business analytic skills will make him a great addition to our company," said Gus Griffin, president and CEO of MGP. “Tom’s expertise will help lead our business forward and drive shareholder value. The Board of Directors and I are delighted to welcome him to the MGP executive team.”
Pigott’s most recent position was vice president of finance for the Meal Solutions Division of Kraft Foods Group. Between 1994 and 2009, he held a succession of CFO and other financial leadership positions across a wide number of Kraft operating divisions. His experience spans financial planning, analysis, audit and investor relations functions. From 2010 to 2012, Pigott was vice president of finance for Nestle Pizza Division.
“I am delighted to have this opportunity to join MGP and contribute to the future success of the company as we implement our five-year strategic plan,” said Pigott. “With a strong leadership team already in place, MGP is positioned to capitalize on unique opportunities in the distillery and consumer products sectors. I look forward to being a part of that success.”
Pigott has a bachelor of business administration degree from the University of Notre Dame and a master of business administration degree in finance and marketing from the Kellogg School of Management at Northwestern University. He is also a registered CPA.

About MGP Ingredients, Inc.
MGP is a leading supplier of premium distilled spirits and specialty wheat proteins and starches. Distilled spirits include bourbon and rye whiskeys, gins and vodkas, which are carefully crafted through a combination of art and science and backed by over 170 years of experience. The company’s proteins and starches are created in the same manner and provide a host of functional, nutritional and sensory benefits for a wide range of food products. MGP additionally is a top producer of high quality industrial alcohol for use in both food and non-food applications. The company is headquartered in Atchison, Kansas, where distilled alcohol products and food ingredients are produced. Premium spirits are also distilled and matured at the company facility in Lawrenceburg, Indiana. For more information, visit mgpingredients.com.

Cautionary Note Regarding Forward-Looking Statements
This news release contains forward-looking statements as well as historical information.  Forward-looking statements are usually identified by or are associated with such words as "intend," "plan," "believe," "estimate," "expect," "anticipate," "hopeful," "should," "may," "will," "could," "encouraged," "opportunities," "potential" and/or the negatives or variations of these terms or similar terminology.  They reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, and Company financial results and are not guarantees of future performance.  All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement.  Important factors that could cause actual results to differ materially from our expectations include, among others: (i) disruptions in operations at our Atchison facility, Indiana facility, or at the Illinois Corn Processing, LLC ("ICP") facility,  (ii) the availability and cost of grain, flour, and barrels, and fluctuations in energy costs, (iii) the effectiveness of our corn purchasing program to mitigate our exposure to commodity price fluctuations, (iv) the effectiveness or execution of our five-year strategic plan, (v) potential adverse effects to operations and our system of internal controls related to the loss of key management personnel, (vi) the competitive environment and related market conditions, (vii) the ability to effectively pass raw material price increases on to customers, (viii) the positive or adverse impact to our earnings as a result of the high volatility in our equity method investment's, ICP's, operating results, (ix) ICP's access to capital, (x) our limited influence over the ICP joint venture operating decisions, strategies or financial decisions (including investments, capital spending and distributions), (xi) our ability to source product from the ICP joint venture or unaffiliated third parties, (xii) our ability to maintain compliance with all applicable loan agreement covenants, (xiii) our ability to realize operating efficiencies, (xiv) actions of governments, (xv) consumer tastes and preferences, and (xvi) the volatility in our earnings resulting from the timing differences between a business interruption and a potential insurance recovery.  For further information on these and other risks and uncertainties that may affect our business, including risks specific to our Distillery and Ingredient segments, see Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2014, as updated by Item 1A. Risk Factors of the Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.

For More Information
Media:
Shanae Randolph, Corporate Director of Communications
913-367-1480 or shanae.randolph@mgpingredients.com

Investors & Analysts:
Bob Burton
616-233-0500 or Investor.Relations@mgpingredients.com

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